Exhibit 10.10

August 22, 2002

Mr. John Sprouls

Universal Studios, Inc.

1000 Universal Studios Plaza

Orlando, Florida 32819

Dear Mr. Sprouls:

Reference is made to the Agreement between us dated as of December 7, 1999, pursuant to which you have been employed in an executive capacity. We hereby exercise our option to extend the term for two (2) years, commencing December 7, 2002 and continuing through and including December 6, 2004.

Please acknowledge receipt of this letter by signing the attached copy and returning it to us. The original is for your records.

Very truly yours,

UNIVERSAL STUDIOS, INC.

	By:	/s/ Crystal E. Wright

RECEIPT ACKNOWLEDGED:

/s/ John R. Sprouls
JOHN SPROULS

08-26-02
Date

OP0769

Note: Option to be delivered to executive by October 7, 2002.

UNIVERSAL STUDIOS

100 UNIVERSAL CITY PLAZA UNIVERSAL CITY CA 91608

www.universalstudios.com